Exhibit 10.1

PARTNERSHIP INTEREST PURCHASE AGREEMENT

This PARTNERSHIP INTEREST PURCHASE AGREEMENT, dated as of April 30, 2014 (the “Agreement”), is entered into by and between Alteva, Inc., a New York corporation formerly known as Warwick Valley Telephone Company (“Seller”), and Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless (“Buyer”).

RECITALS

WHEREAS, Seller owns an 8.1081% limited partnership interest (the “Interest”) in Orange County-Poughkeepsie Limited Partnership (the “Partnership”), a limited partnership formed under the New York Revised Limited Partnership Act (the “Partnership Act”) pursuant to the Agreement Establishing Orange County — Poughkeepsie Limited Partnership dated as of April 21, 1987, as amended (the “Partnership Agreement”);

WHEREAS, Seller has exercised the option granted to it pursuant to the Agreement dated as of May 26, 2011 among Verizon Wireless of the East LP, Buyer and Seller (the “2011 Agreement”) to require Buyer to purchase the Interest from Seller, and accordingly the parties are entering into this Agreement to effectuate the purchase and sale of the Interest;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF INTEREST

1.1            Purchase and Sale of Interest.  Subject to the terms and conditions of this Agreement, as of the date hereof, Seller hereby assigns, sells, transfers, conveys and delivers to Buyer, Seller’s entire right, title and interest in the Interest, free and clear of all liens, claims, security interests, charging orders and encumbrances whatsoever (other than under the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder), in consideration of the payment by Buyer to Seller of cash in the amount of $50,000,000 (the “Purchase Price”), receipt of which is hereby acknowledged.  Buyer hereby accepts the foregoing assignment from Seller of the Interest, subject to the terms, provisions and conditions of this Agreement.

1.2            Final Distributions.  During the month of May, 2014, Buyer will cause the Partnership to deliver to Seller a distribution pursuant to Section 6.3 of the Partnership Agreement attributable to the Interest for the quarter ended March 31, 2014.  During the month of August, 2014, Buyer will cause the Partnership to deliver to Seller a distribution pursuant to Section 6.3 of the Partnership Agreement attributable to the Interest for the quarter ended June 30, 2014, which distribution shall be calculated based on the daily weighted average of Seller’s ownership interest in the Partnership during such quarter.  Except for such two distributions, Seller agrees that it shall not be entitled to any further distribution of any amounts from the Partnership, whether pursuant to Section 6.3 or 11.4 of the Partnership Agreement or otherwise, and Seller hereby waives any right it may have, under the Partnership Agreement or otherwise, to receive any such distributions.   It is understood and agreed that Seller will receive unaudited Partnership financial statements for the quarters ended March 31, 2014 and June 30, 2014.  The foregoing notwithstanding, if Seller notifies Buyer that Seller is required by law or regulations of the Securities and Exchange Commission or the New York Stock Exchange to obtain audited financial statements for the Partnership for either the four months ended April 30, 2014 or calendar year 2014, Buyer will cause the Partnership to prepare and obtain such audited financial statements and provide them to Seller, and Seller will reimburse Buyer and the Partnership for all costs and expenses incurred in preparing, obtaining and providing such audited financial statements.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

2.1            Organization and Authority.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of New York.  Seller and has all necessary power, authority and legal right to execute and deliver this Agreement and to consummate the purchase and sale transaction contemplated by this Agreement (the “Sale”).  The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary action on the part of Seller.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy laws and other similar laws affecting creditors’ rights generally and general principles of equity.

2.2            Compliance.  The execution, delivery and performance of this Agreement by Seller will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a breach, default or loss of rights under, accelerate the maturity of, or result in the creation of any lien, claim, security interest, charging order or encumbrance on the Interest under (a) the Partnership Agreement, (b) the organizational documents of Seller, or (c) any note, mortgage, contract, agreement, lease, obligation, license, governmental authorization or other instrument, or any statute, ordinance, rule, order or regulation to which Seller is a party or by which Seller’s assets, properties, or rights are bound.

2.3            Valid Partnership Interest.  The Interest constitutes an 8.1081% limited partnership interest in the Partnership.  Seller owns good and marketable title to the Interest, free and clear of all liens, claims, security interests, charging orders or encumbrances of any nature whatsoever (other than those arising under the Partnership Agreement or the Partnership Act), and Seller is the exclusive owner of the Interest. The execution and delivery of the Assignment by Seller will vest in Buyer good and marketable title to the Interest, subject to the Partnership Agreement and the Partnership Act.  Except for this Agreement, the Partnership Agreement and the 2011 Agreement, there exists no contract, option, warrant, right to consent, right of first refusal, right of first offer, preemptive right, put right or similar right to acquire the Interest or any portion thereof or interest therein that would be triggered by the execution of this Agreement or the consummation of the Sale.

2.4            Litigation.  There is no pending or, to Seller’s knowledge, threatened, lawsuit or governmental investigation or proceeding against Seller (on behalf of or related to the Partnership or as a partner of the Partnership) or the Interest. There is no outstanding order, injunction, judgment, or decree of any court or government agency against Seller (on behalf of or related to the Partnership or as a partner of the Partnership) or the Interest.

2.5            Consents and Approvals. There are no persons (including but not limited to governmental authorities and agencies, creditors of such party, the Partnership or parties to any other instrument or agreement to which Seller or, to Seller’s knowledge, the Partnership is a party or by which Seller or, to Seller’s knowledge, the Partnership is bound) whose approval or consent to the execution, delivery, or performance of this Agreement by Seller is legally or contractually required or is necessary duly and validly to sell, assign and deliver the Interest in accordance with this Agreement.

2.6            No Broker.  Neither Seller nor its directors, officers, employees, fiduciaries or agents has retained, employed or used any broker or finder in connection with the Sale or in connection with the negotiation hereof that would create a liability or obligation of Buyer or the Partnership.

2.7            Partner Actions.  Seller has not taken any action or incurred any obligation or liability on behalf of the Partnership through an exercise of Seller’s actual or apparent authority to act on behalf of the Partnership that has not been approved by the partners of the Partnership as required by the Partnership Agreement and the Partnership Act.  Seller nor is not in breach or default under the Partnership Agreement, and no event caused by, relating to or affecting Seller has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a material breach or default, or permit termination, modification or acceleration thereunder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

3.1            Organization and Authority.  Buyer is a general partnership duly organized and validly existing under the laws of the State of Delaware.  Buyer has all necessary power, authority and legal right to execute and deliver this Agreement and consummate the Sale.  The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer.  This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy laws and other similar laws affecting creditors’ rights generally and general principles of equity.

3.2            Compliance.  The execution, delivery and performance of this Agreement by Buyer will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a breach, default or loss of rights under, accelerate the maturity of, or result in the creation of any lien, claim, security interest, charging order or encumbrance under (a) the organizational documents of Buyer, or (b) any note, mortgage, contract, agreement, lease, obligation, license, governmental authorization or other instrument, or any statute, ordinance, rule, order or regulation to which Buyer is a party or by which any of its assets, properties or rights are bound.

3.3            Litigation.  There is no pending or, to Buyer’s knowledge, threatened lawsuit or governmental investigation or proceeding against Buyer that would affect the ability of Buyer to consummate the Sale.  There is no outstanding order, injunction, judgment or decree of any court or government agency against Buyer that would affect the ability of Buyer to consummate the Sale.

3.4            Consents and Approvals.  There are no persons (including but not limited to governmental authorities and agencies, creditors of Buyer or parties to any other instrument or agreement to which Buyer is a party or by which Buyer is bound) whose approval or consent to the execution, delivery or performance of this Agreement by Buyer is legally or contractually required or is necessary duly and validly to purchase the Interest in accordance with this Agreement.

3.5            No Broker.  Neither Buyer nor any of its directors, officers, employees or agents has retained, employed or used any broker or finder in connection with the Sale or in connection with the negotiation hereof that would create a liability or obligation of Seller.

ARTICLE 4

INDEMNIFICATION; RELEASE

4.1            Indemnification by Seller.  Seller shall indemnify and hold harmless Buyer, and Buyer’s officers, directors, employees and affiliates, with respect to any and all claims, losses, costs, liabilities and expenses, including without limitation, reasonable attorneys’ fees and costs (collectively “Losses”), resulting from, arising out of or related to any breach of any representation or warranty of Seller contained in this Agreement, any default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement or any claim or allegation based upon, arising from or alleging any such breach or default.

4.2          Indemnification by Buyer.  Buyer shall indemnify and hold harmless Seller, and Seller’s officers, directors, employees and affiliates, with respect to any and all Losses resulting from, arising out of or related to any breach of any representation or warranty of Buyer contained in this Agreement, any default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement or any claim or allegation based upon, arising from or alleging any such breach or default.

4.3          Claims Procedure.  In the event Seller or Buyer should have a claim against the other under this Article 4, the party seeking indemnification (the “Indemnified Party”) shall, as promptly as reasonably practicable after discovery of such claim, deliver written notice of such claim to the other party (the “Indemnifying Party”).  The failure by the Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under this Article 4 except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by such failure.

4.4          Indemnification Limitations.

(a)           IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR LOST PROFITS ARISING OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)           The amount of any Losses with respect to any claim for which indemnification is available under this Article 4 shall be (A) reduced by an amount equal to any tax benefits attributable to such claim and (B) increased by an amount equal to any taxes attributable to the receipt of such payment, but only to the extent that such tax benefits are actually realized, or such taxes are actually paid, as the case may be, by Buyer or Seller or by any consolidated, combined or unitary group of which Buyer or Seller is a member.

4.5            Mutual Release.  Effective on the date of this Agreement, without further action on the part of any party, Seller (including its affiliates, successors and assigns and its and its affiliates’, successors’ and assigns’ respective officers, directors, employees and agents) hereby releases and discharges Buyer and its affiliates (including without limitation the Partnership), officers, directors, employees and agents, from any and all claims, obligations, causes of action and liabilities (collectively, “Claims”) related to the Partnership, known or unknown, that the releasing party now has, ever had, or hereafter may have or claim to have, other than (a) Claims arising under this Agreement, (b) Claims arising or accruing from fraudulent acts or omissions occurring prior to the Closing, or (c) Claims which may accrue from acts or omissions occurring subsequent to the Closing.  Effective on the date of this Agreement, without further action on the part of any party, Buyer (including its affiliates, successors and assigns and its and its affiliates’, successors’ and assigns’ respective officers, directors, employees and agents) hereby releases and discharges Seller and its affiliates, officers, directors, employees and agents, from any and all Claims related to the Partnership, known or unknown, that the releasing party now has, ever had, or hereafter may have or claim to have, other than (a) Claims arising under this Agreement, (b) Claims arising or accruing from fraudulent acts or omissions occurring prior to the Closing, and (c) Claims which may accrue from acts or omissions occurring subsequent to the Closing.

ARTICLE 5

MISCELLANEOUS PROVISIONS

5.1            Press Releases.  Neither Buyer nor Seller shall issue or cause the publication of any press release or otherwise make public statements related to the Sale without the prior written consent of Seller or Buyer, as applicable; except that nothing herein will prohibit any party from issuing or causing publication of any press release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such party or its affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such press release and consult with and allow the other party reasonable time to comment on such press release in advance of its issuance.

5.2            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

5.3            Notices.  Any notice, request, instruction or other document to be given hereunder by either party hereto to the other party hereto shall be in writing and delivered personally or by telecopy or facsimile transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid:

If to Seller, to:

Alteva, Inc.

401 Market Street, 1st Floor

Philadelphia, PA  19106

Attn:  Brian Callahan, CFO

Facsimile:  215-253-5099

With a copy to:

Jennifer Brown, CAO

Alteva, Inc.

401 Market Street, 1st Floor

Philadelphia, PA  19106

Facsimile:  215-240-8035

Michael J. Tierney

Dilworth Paxson, LLP

1500 Market Street, 3500E

Philadelphia, PA  19102

Facsimile:  215-575-7200

If to Buyer, to:

Cellco Partnership d/b/a Verizon Wireless

One Verizon Way

Basking Ridge, NJ 07920

Attn:  William Hickey

Facsimile: 908-559-7129

With a copy to:

Stephen B. Heimann

Assistant General Counsel — Business Development and Finance

Verizon Wireless

One Verizon Way

Basking Ridge, NJ 07920

Facsimile: 908-559-7125

or at such other address or number for a party as shall be specified by like notice.  Any notice which is delivered personally or by telecopy or facsimile transmission in the manner provided herein shall be conclusively deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.  Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

5.4            Expenses.  Except as otherwise provided herein, each party shall bear its own expenses and costs, including the fees of any attorney, accountant, broker, finder or other advisor or representative retained by it, incurred at any time in connection with the preparation of this Agreement and the consummation of the Sale.

5.5            Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  The parties intend to sign and deliver this Agreement by facsimile transmission or by electronic transmission in portable document format (“PDF”).  Each party agrees that the delivery of this Agreement by facsimile or PDF shall have the same force and effect as delivery of original signatures and that each party may use such facsimile or PDF signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

5.6            Entire Agreement.  This Agreement represents the entire agreement of the parties with respect to the Sale and supersedes all previous agreements relating to the subject matter hereof.

5.7            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  No party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other party; provided that Buyer may assign its rights and/or obligations hereunder in whole or in part to any company controlling, controlled by or under common control with Buyer, provided that Buyer shall remain liable for its covenants and obligations hereunder.

5.8            Headings.  The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

5.9            Modification and Waiver.  This Agreement may be amended, modified, waived, discharged, or terminated only by a subsequent writing duly executed by authorized representatives of each of the parties.  Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar).

5.10          Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

5.11          No Third-Party Beneficiaries.  With the exception of the parties to this Agreement and their permitted successors and assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

5.12          Further Assurances.  From time to time, as and when requested by one of the parties, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate and make effective the Sale.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER:

ALTEVA, INC.

By:	/s/ Brian H. Callahan
Name: Brian H. Callahan
Title: Executive Vice President, Chief Financial Officer and Treasurer

BUYER:

CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS

By:	/s/ Holly Hess
Name: Holly Hess
Title: SVP and CFO